Exhibit 99.1

CALIBER APPOINTS IGNACIO MARTINEZ
CHIEF OPERATING OFFICER

SCOTTSDALE, Ariz., April 1, 2024 — CaliberCos Inc., (NASDAQ: CWD) ), a real estate investor, developer, and manager, announced that Ignacio Martinez has been promoted from Senior Vice President, Operations to Chief Operating Officer of the Company, a role previously held by Jennifer Schrader, President and Co-Founder of Caliber.

In this dedicated role, Martinez will be responsible for leading all operational aspects of the Company, including people operations, project management, information technology and security, regulatory compliance, legal, customer service, and fundraising operations. He will take a leadership role in major strategic projects within Caliber as well as oversight of the firm’s operating budgets and financial performance.

“Ignacio has more than two decades of experience and a proven track record of driving strategic initiatives, building and growing businesses, and expanding and launching market segments,” said Chris Loeffler, CEO of Caliber. “Ignacio has already demonstrated his ability to positively impact Caliber’s strategy to generate consistent, profitable growth.”

Prior to joining Caliber, Martinez served as Senior Vice President of Security, Risk and Compliance for Smartsheet [NYSE: SMAR], an enterprise Software as a Service (SaaS) work management platform, where he played a key role in helping to build and scale the business in preparation for its IPO. During his five-year tenure, Smartsheet grew revenues over ten-fold and completed a successful IPO ahead of plan.

Martinez has worked in the technology space since 2015 with both private and public companies and served as Chief Risk Officer of Lifelock. Previously, Martinez worked for over 20 years in consulting as a Founding Director of Protiviti, an international consulting firm. He started his career with Arthur Andersen. At Protiviti, Martinez had the opportunity to help build a new business and served as Managing Director leading the Seattle/Portland marketplace. Martinez assisted clients with IPO readiness, a wide range of operational improvement projects, and a series of large IT security and IT governance projects.

Martinez holds a degree in business with a major in finance from New Mexico State University, and over the years, has earned several certifications in the areas of accounting, auditing, security, and risk management.

Martinez stated, “Caliber is poised to rapidly scale its institutional quality real estate investment platform focused on acquiring undervalued projects and I am looking forward to continuing to bring my experience and skills to this vision.”

Martinez resides primarily in Arizona, but also spends time in Seattle with his wife and two youngest sons when they are not in session at university. He enjoys fly fishing, boating and car restoration.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. or invest directly in our Private Funds.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-
looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Media Relations:
Kelly McAndrew
Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com